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                                                                    Exhibit 10.7

                            DFW CORPORATE PARK LEASE

1.   BASIC LEASE TERMS

     a.   DATE OF LEASE PREPARATION:   June 21, 2000

     b.   TENANT:   Henry Bros. Electronics, Inc., a New Jersey Corporation
          Trade Name: __________________________________________________________
          Address (Leased Premises):   2100 HWY. 360 SUITE 2101
                                       GRAND PRAIRIE, TEXAS 75050

     c.   LANDLORD: EAGLE-DFW CORPORATE PARK, L.P.
                    BY: EAGLE-DFW, INC., IT'S GENERAL PARTNER

          Address (For Notices): 2100 HWY. 360 SUITE 101 GRAND PRAIRIE, TEXAS 75050 with a copy to Eagle Equity Management, Inc., 5420 LBJ Freeway, Suite 1280, Dallas, Texas 75240 or to such other place as Landlord may from time to time designate by notice to tenant.

     d. TENANT'S ONLY PERMITTED USE OF PREMISES: Sales and administrative office for electronic security device company.

     e.   PREMISES AREA: 4200 Rentable Square Feet

     f.   PROJECT AREA: 211,385 Square Feet

          Unless otherwise indicated herein, any statement of square footage, rentable or otherwise, set forth in this Lease, or which may have been used in calculating rental or any other amount due under the lease, is an approximation which Landlord and Tenant agree is reasonable, and the rental or any other calculation based upon square footage is not subject to revision whether or not the actual square footage is more or less.

     g.   PREMISES PERCENT OF PROJECT: 1.99%

     h.   TERM OF LEASE: Commencement: October 1st, 2000
          EXPIRATION: January 31st, 2004    Number of Months  Forty (40) months

     i.   BASE MONTHLY RENT: $3,340.00               Please remit payments to:
                                                         Eagle Equity, Inc.
                                                         P.O. Box 910498
                                                         Dallas, TX 75391-0498

     j.   RENT ADJUSTMENT (Initial One):

---------------
LANDLORD
---------------    [(1)  Cost of Living. If this provision is initialed, the
TENANT                   cost of living provisions of section 4.b(1) apply.]
---------------


---------------
LANDLORD
---------------     (2)  Step Increase. If this provision is initialed, the step
TENANT                   adjustment provisions of Section 4.b(2) apply as
---------------          follows:


                                       Effective Date of           New Base
                                         Rent Increase            Monthly Rent

                                      February 1st  , 2001         $3,442.00
                                                    , 20           3
                                                    , 20

     k.   EXPENSE BASE:
          Expense Stop
            or
          Base Year               1998

     l.   PREPAID RENT:         $  N/A

     m. TOTAL SECURITY DEPOSIT: $3,442.00 including a $125.00 non-refundable cleaning fee. ($2,625.00 currently on hand)

     n.   BROKER(S): N/A

     o.   GUARANTORS:


     p.   ADDITIONAL SECTIONS
          Additional sections of this lease numbered 33 through 34 are attached hereto and made a part hereof.

          ADDITIONAL EXHIBITS
          Additional exhibits lettered A through E are attached hereto and made a part hereof.

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2.   PREMISES: Landlord leases to Tenant the premises described in Section 1 and in Exhibit A (the "Premises"), located in this project described on Exhibit B (the "Project"). Landlord reserves the right to modify Tenant's percentage of the Project as set forth in Section 1 if the Project size is increased through the development of additional property. By entry on the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premises in their present condition, subject to any additional work Landlord has agreed to do.

3. TERM. The term of this Lease is for the period set forth in Section 1 commencing on the date in Section 1. If Landlord, for any reason, cannot deliver possession of the Premises to Tenant upon commencement of the term, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from such delay. In that event, however, there shall be a rent abatement covering the period between the commencement of the term and the time when Landlord delivers possession to Tenant, and all other terms and conditions of this Lease shall remain in full force and effect, provided, however, that if Landlord cannot deliver possession of the Premises to Tenant, this Lease shall be void. If a delay in possession is caused by Tenant's failure to perform any obligation in accordance with this Lease the term shall commence as set forth in Section 1 and there shall be no reduction of rent between the commencement of the term and the time Tenant takes possession.

4.   RENT.

     a. Base Rent. Tenant shall pay Landlord monthly base rent in the initial amount in Section 1 which shall be payable monthly in advance on the first day of each and every calendar month ("Base Monthly Rent") provided, however, the first month's rent is due and payable upon execution of this Lease. If the term of this Lease contains any rental abatement period, Tenant hereby agrees that if Tenant breaches the Lease and/or abandons the Premises before the end of the Lease term, or if Tenant's right to possession is terminated by Landlord because of Tenant's breach of the Lease, Landlord shall, at its option, (1) void the rental abatement period; and (2) recover from Tenant in addition to any damages due Landlord under the terms and conditions of the Lease, rent prorated for the duration of the rental abatement period at a rental rate equivalent to two (2) times the Base Monthly Rent.

          For purposes of Section 467 of the Internal Revenue Code, the parties to this Lease hereby agree to allocate the stated rents, provided herein, to the periods which correspond to the actual rent payments as provided under the terms and conditions of this agreement.

     b.   Rent Adjustment.

         [1) Cost of Living Adjustment. If Section 1 .j.(1) is initialed, the Base Monthly Rent shall be subject to increase on each annual anniversary of the commencement of the term of this Lease. The base for computing the increase is the Consumer Price Index All Urban Consumers U.S. City Average (1982-84 = 100), published by the United States Department of Labor, Bureau of Labor Statistics ("Index"), which is in effect on the ninetieth (90th) day preceding the date of the commencement of the term ("Beginning Index"). The Index published and in effect on the ninetieth
               (90th) day preceding each anniversary of the commencement of the term of this Lease ("Extension Index") is to be used in determining the amount of the increase from one year to the next. Beginning with the rent due on and after the first anniversary of the commencement of the term of this Lease, and on and after each subsequent anniversary, the Base Monthly Rent shall be increased to equal the product achieved by multiplying the initial full Base Monthly Rent due with respect to the month immediately preceding such anniversary date by a fraction. On the first anniversary of the Commencement Date, the numerator of the fraction will be the Extension Index and the denominator will be the Beginning Index. On the second and any subsequent anniversaries of the Commencement Date, the numerator of the fraction will be the current Extension Index and the denominator will be the Extension Index used to calculate the previous year's rental increase. If there is a decline from one lease year to the next in the Extension Index, the monthly rent due during the subsequent lease year shall equal the monthly rent due during the then present lease year.

               If the Index is changed so that the base year differs from that in effect when the term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.]

          2) Step Increase. If Section 1 .j.(2) is initialed, Base Monthly Rent shall be increased periodically to the amounts and at the times set forth in Section 1 .j.(2).

     c. Expenses. The purpose of this Section 4.c is to ensure that Tenant bears a share of all Expenses related to the use, maintenance, ownership, repair or replacement, and insurance of the Project. Accordingly, beginning on the date Tenant takes possession of the Premises, Tenant shall pay to Landlord that portion of Tenant's share of Expenses related to the Project which is in excess of the Annual Expense Base shown in Section 1.

          1) Expenses Defined. The term "Expenses" shall mean all costs and expenses of the ownership, operation, maintenance, repair or replacement, and insurance of the Project, including without limitation, the following costs:

               (a) All supplies, materials, labor, equipment, and utilities used in or related to the operation and maintenance of the Project;

               (b) All maintenance, management, janitorial, legal, accounting, insurance, and service agreement costs related to the Project;

               (c) All maintenance, replacement and repair costs relating to the areas within or around the Project, including, without limitation, air conditioning systems, sidewalks, landscaping, service areas, driveways, parking areas (including resurfacing and restriping parking areas), walkways, building exteriors (including painting), signs and directories, repairing and replacing roofs, walls, etc. These costs may be included either based on actual expenditures or the use of an accounting reserve based on past cost experience for the Project.

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               (d)  Amortization (along with reasonable financing charges) of capital improvements made to the Project which may be required by any government authority or which will improve the operating efficiency of the Project (provided, however, that the amount of such amortization for improvements not mandated by government authority shall not exceed in any year the amount of costs reasonably determined by Landlord in its sole discretion to have been saved by the expenditure either through the reduction or minimization of increases which would have otherwise occurred).

               (e) Real Property Taxes including all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed upon all or any portion of or in relation to the Project or any portion thereof, any leasehold estate in the Premises or measured by rent from the Premises, including any increase caused by the transfer, sale or encumbrance of the Project or any portion thereof. "Real Property Taxes" shall also include any form of assessment, levy, penalty, charge or tax (other than estate, inheritance, net income or franchise taxes) imposed by any authority having a direct or indirect power to tax or charge, including, without limitation, any city, county, state, federal or any improvement or other district, whether such tax is (1) determined by the area of the Project or the rent or other sums payable under this Lease; (2) upon or with respect to any legal or equitable interest of Landlord in the Project or any part thereof; (3) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the Project;
                    (4) in lieu of or as a direct substitute in whole or in part of or in addition to any real property taxes on the Project;
                    (5) based on any parking spaces or parking facilities provided in the Project; or (6) in consideration for services, such as police protection, fire protection, street, sidewalk and roadway maintenance, refuse removal or other services that may be provided by any governmental or quasi-governmental agency from time to time which were formerly provided without charge or with less charge to property owners or occupants.

          2) Annual Estimate of Expenses. When Tenant takes possession of the Premises, Landlord shall estimate Tenant's portion of Expenses for the remainder of the calendar year based on the Tenant's portion of the Project Area set forth in Section 1. At the commencement of each calendar year thereafter, Landlord shall estimate Tenant's portion of Expenses for the coming year based on the Tenant's portion of the Project Area set forth in Section 1.

          3) Monthly Payment of Expenses. If Tenant's portion of said estimate of Expenses shows an increase for the remainder of the calendar year over the Annual Expense Base, as set forth in Section 1, Tenant shall pay to Landlord, as additional rent, such estimated increase in monthly installments of one-twelfth (1/12) beginning on the date Tenant takes possession of the Premises. If Tenant's portion of said estimate of Expenses shows an increase for subsequent calendar years over the Annual Expense Base, as set forth in Section 1 ,Tenant shall pay to Landlord, as additional rent, such estimated increase in monthly installments of one-twelfth (1/12) beginning on January 1 of the forthcoming calendar year, and one-twelfth (1/12) on the first day of each succeeding calendar month. As soon as practical following each calendar year, Landlord shall prepare an accounting of actual Expenses incurred during the prior calendar year and such accounting shall reflect Tenant's share of Expenses. If the additional rent paid by Tenant under this Section 4.c.3 during the preceding calendar year was less than the actual amount of Tenant's share of Expenses, Landlord shall so notify Tenant and Tenant shall pay such amount to Landlord within 30 days of receipt of such notice. Such amount shall be deemed to have accrued during the prior calendar year and shall be due and payable from Tenant even though the term of this Lease has expired or this Lease has been terminated prior to Tenant's receipt of this notice. Tenant shall have thirty (30) days from receipt of such notice to contest the amount due; failure to so notify Landlord shall represent final determination of Tenant's share of expenses. If Tenant's payments were greater than the actual amount, then such overpayment shall be credited by Landlord to all present rent due under this Section 4.c.3.

          4) Rent Without Offset and Late Charge. All rent shall be paid by Tenant to Landlord monthly in advance on the first day of every calendar month, at the address shown in Section 1, or such other place as Landlord may designate in writing from time to time. All rent shall be paid without prior demand or notice and without any deduction or offset whatsoever. All rent shall be paid in lawful currency of the United States of America All rent due for any partial month shall be prorated at the rate of 1/30th of the total monthly rent per day. Tenant acknowledges that late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any rent or other sum due from Tenant is not received when due, Tenant shall pay to Landlord an additional sum equal to 10% of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Landlord and that the assessment and/or collection of the late charge shall not be deemed a waiver of any other default. Additionally, all such delinquent rent or other sums, plus this late charge, shall bear interest at the then maximum lawful rate permitted to be charged by Landlord. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00, and thereafter, Landlord may require Tenant to pay all future payments of rent or other sums due by money order or cashier's check

5. PREPAID RENT. Upon the execution of this Lease, Tenant shall pay to Landlord the prepaid rent set forth in Section 1, and if Tenant is not in default of any provisions of this Lease, such prepaid rent shall be applied toward the rent due for the last month of the term. Landlord's obligations with respect to the prepaid rent are those of a debtor and not of a trustee, and Landlord can commingle the prepaid rent with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the prepaid rent. Landlord shall be entitled to immediately endorse and cash Tenant's prepaid rent; however, such endorsement and cashing shall not constitute Landlord's acceptance of this lease. In the event Landlord does not accept this Lease, Landlord shall return said prepaid rent.

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6.   DEPOSIT. Upon execution this Lease, Tenant shall deposit the security deposit set forth in Section 1 with Landlord, in part as security for the performance by Tenant of the provisions of this Lease and in part as a cleaning fee. If Tenant is in default, Landlord can use the security deposit or any portion of it to cure the default or to compensate Landlord for any damages sustained by Landlord resulting from Tenant's default. Upon demand, Tenant shall immediately pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord to maintain the security deposit in the amount initially deposited with Landlord. In no event will Tenant have the right to apply any part of the security deposit to any rent or other sums due under this Lease. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the entire security deposit to Tenant, except for 10% of first month's rent or $125, whichever is greater, which Landlord shall retain as a non-refundable cleaning fee. Landlord's obligations with respect to the deposit are those of a debtor and not of a trustee, and Landlord can commingle the security deposit with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the deposit. Landlord shall be entitled to immediately endorse and cash Tenant's prepaid deposit; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return said prepaid deposit

7. USE OF PREMISES AND PROJECT FACILITIES. Tenant shall use the Premises solely for the purposes set forth in Section 1 and for no other purpose without obtaining the prior written consent of Landlord. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises or the Project for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Project, except as provided in writing in this Lease. Tenant acknowledges that Landlord may from time to time, at its sole discretion, make such modifications, alterations, deletions or improvements to the Project as Landlord may deem necessary or desirable, without compensation or notice to Tenant. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Premises and the Project, including, without limitation, any rules and regulations that may be attached to this Lease and to any reasonable modifications to these rules and regulations as Landlord may adopt from time to time. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Project or which will in any way increase the premiums for fire or casualty insurance carried by other tenants in the Project Tenant will not perform any act or carry on any practices that may injure the Premises or the Project; that may be a nuisance or menace to other tenants in the Project; or that shall in anyway interfere with the quiet enjoyment of such other tenants. Tenant shall not use the Premises for sleeping, washing clothes, cooking or the preparation, manufacture or mixing of anything that might emit any objectionable odor, noises, vibrations or lights onto such other tenants. If sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant at its own cost shall provide all necessary insulation. Tenant shall not do any thing on the premises which will overload any existing parking or service to the Premises. Pets and/or animals of any type shall not be kept on the Premises with the exception of seeing-eye dogs.

     Only trash generated in the normal course of the business of Lessee's Permitted Use, and only such trash actually generated by work on site in the Leased Premises, may be disposed of in trash containers at the designated locations. Only the materials permitted by law to be disposed of in the containers may be so disposed of, and under no circumstances may "hazardous waste" materials be disposed of in project trash containers. No trash or scrap materials may be brought into the Premises, Project or Property at any time for disposal, storage, or any other purpose. No "trade" trash, including but not limited to, industrial scrap, carpet scrap, or wallboard may be disposed of in the containers. No storing of trash or scrap is permitted in or about the Premises, Project or Property. In the event Lessee generates more trash by work on site in the Leased Premises in the normal course of Tenant's permitted use than can be handled with the current pickup, Tenant shall be assessed the costs, and Tenant shall be exclusively responsible immediately to pay for upon demand, any additional service.

8. SIGNAGE. All signing shall comply with rules and regulations set forth by landlord as may be modified from time to time. Current rules and regulations relating to signs are described on Exhibit C. Tenant shall place no window covering (e.g., shades, blinds, curtains, drapes, screens, or tinting materials), stickers, signs, lettering, banners or advertising or display material on or near exterior windows or doors if such materials are visible from the exterior of the Premises, without Landlord's prior written consent. Similarly, Tenant may not install any alarm boxes, foil protection tape or other security equipment on the Premises without Landlord's prior written consent. Any material violating this provision may be destroyed by Landlord without compensation to Tenant.

9. PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.

10. PARKING. Landlord grants to Tenant and Tenant's customers, suppliers, employees and invitees, a non-exclusive license to use the designated parking areas in the Project for the use of motor vehicles during the term of this Lease. Landlord reserves the right at any time to grant similar non-exclusive use to other tenants, to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to designate specific spaces for the use of any tenant, to make changes in the parking layout from time to time, and to establish reasonable time limits on parking. Overnight parking is prohibited and any vehicle violating this or any other vehicle regulation adopted by Landlord is subject to removal at the owner's expense.

11.  UTILITIES. (Strike and initial clause which does not apply).

    [a. Office Space. Landlord shall provide, in the area shown on Exhibit A hereto as office space, all heat, electricity, air conditioning and gas, if any, during the hours of 8:00 am. to 6:00 p.m., Monday through Friday, except legal holidays, and water for restroom facilities, if any. If Tenant uses water, electricity, heat or air conditioning in excess of normal office use, Landlord may separately meter the increased use and Tenant shall pay the increased cost directly to the appropriate utility; or Landlord may, in its sole judgment, measure or estimate the increased use and Tenant shall pay Landlord, on demand, any increased costs so measured or estimated. In any event, Tenant shall pay all telephone, waste removal and any other services for which Tenant shall contract.]
                                                                 ---------------
                                                                  LANDLORD
                                                                 ---------------
                                                                  TENANT
                                                                 ---------------

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     b.   Industrial Space. Tenant shall pay for all [water, gas,] heat, light, power, [sewer,] electricity, telephone or other service metered, chargeable or provided to the Premises. Landlord reserves the right to install separate meters for any such utility and to charge Tenant for the cost of such installation.
                                                                ---------------
                                                                 LANDLORD
                                                                ---------------
                                                                 TENANT
                                                                ---------------

12. MAINTENANCE. Landlord shall maintain, in good condition, the structural parts of the Premises, which shall include only the foundations, bearing and exterior walls (excluding glass), subflooring and roof (excluding skylights), the unexposed electrical, plumbing and sewerage systems, including without limitation, those portions of the systems lying outside the Premises, exterior doors (excluding glass), window frames, gutters and downspouts on the Building and the heating, ventilating and air conditioning system servicing the Premises; provided, however, the cost of all such maintenance shall be considered 'Expenses" for purposes of Section 4.c. Except as provided above, Tenant shall maintain and repair the Premises in good condition, including, without limitation, maintaining and repairing all walls, floors, ceilings, interior doors, exterior and interior windows and fixtures as well as damage caused by Tenant, its agents, employees or invitees. Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existed at the commencement of the term, except for reasonable wear and tear or damage caused by fire or other casualty for which Landlord has received all funds necessary for restoration of the Premises from insurance proceeds.

13. ALTERATIONS. Tenant shall not make any alterations to the Premises, or to the Project, including any changes to the existing landscaping, without Landlord's prior written consent. If Landlord gives its consent to such alterations, Landlord may post notices in accordance with the laws of the state in which the premises are located. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord may, within 30 days before or 30 days after expiration of the term, elect to require Tenant to remove any alterations which Tenant may have made to the Premises. If Landlord so elects, at its own cost Tenant shall restore the Premises to the condition designated by Landlord in its election, before the last day of the term or within 30 days after notice of its election is given, whichever is later.

     Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with plans and specifications approved by Landlord. All such construction shall be performed in a manner which will not interfere with the quiet enjoyment of other tenants of the Project. Tenant shall pay all costs for such construction and shall keep the Premises and the Project free and clear of all mechanics' liens which may result from construction by Tenant. If Landlord gives its consent, no such alterations will proceed without Landlord's prior written approval of Tenant's contractor, which shall be conditioned on proof of insurance by Tenant's contractor for public liability and automobile liability and property damage insurance with limits not less than $1,000,000/$250,000/$500,000 respectively endorsed to show Landlord as an additional insured and for worker's compensation as required and detailed plans and specifications for such work.

     Tenant will keep the Premises and Property free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant, its agents or contractors. Tenant agrees that should any lien be posted on the property due to work performed, materials furnished, or obligations incurred by it, that it will immediately notify and proceed to remove such lien. Tenant further acknowledges that it will remain liable to Landlord and indemnify it for any costs or damages to Landlord or the property as a result of such liens. Landlord has the right to post and keep posted in the Premises and/or Property, any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and/or Property from such liens.

14. RELEASE AND INDEMNITY. As material consideration to Landlord, Tenant agrees that Landlord shall not be liable to Tenant for any damage to Tenant or Tenant's property from any cause, and Tenant waives all claims against Landlord for damage to persons or property arising for any reason, except for damage resulting directly from Landlord's breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant. Tenant shall indemnify and hold Landlord harmless from all damages arising out of any damage to any person or property occurring in, on or about the Premises or Tenant's use of the Premises or Tenant's breach of any term of this Lease.

15. INSURANCE. Tenant, at its cost, shall maintain public liability and property damage insurance and products liability insurance with a single combined liability limit of $1,000,000, insuring against all liability of Tenant and its authorized representatives arising out of or in connection with Tenant's use or occupancy of the Premises. Public liability insurance, products liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions of Section 14. Landlord shall be named as additional insured and the policy shall contain cross-liability endorsements. On all its personal property, at its cost, Tenant shall maintain a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsements and all risk" coverage on all Tenant's improvements and alterations in or about the Premises, to the extent of at least 90% of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property and the restoration of Tenant's improvements or alterations. This policy will contain an express waiver, in favor of Landlord, of any right of subrogation by the insurer. All insurance required to be provided by Tenant under this Lease shall release Landlord from any claims for damage to any person or the Premises and the Project, and to Tenant's fixtures, personal property, improvements and alterations in or on the Premises or the Project, caused by or resulting from risks insured against under any insurance policy carried by Tenant and in force at the time of such damage. All insurance required to be provided by Tenant under this Lease: (a) shall be issued by Insurance companies authorized to do business in the state in which the premises are located with a financial rating of at least an A XII status as rated in the most recent edition of Best's Insurance Reports; (b) shall be issued as a primary policy; and (c) shall contain an endorsement requiring at least 30 days prior written notice of cancellation to Landlord and Landlord's lender, before cancellation or change in coverage, scope or amount of any policy. Tenant shall deliver a certificate or copy of such policy together with evidence of payment of all current premiums to Landlord within 30 days of execution of this Lease. Tenant's failure to provide evidence of such coverage to Landlord may, in Landlord's sole discretion, constitute a default under this Lease.

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16.  DESTRUCTION. If during the term, the Premises or Project are more than 10%
     destroyed from any cause, or rendered inaccessible or unusable from any cause, Landlord may, in its sole discretion, terminate this Lease by delivery of notice to Tenant within 30 days of such event without compensation to Tenant. If in Landlord's estimation, the Premises cannot be restored within 90 days following such destruction, the Landlord shall immediately notify Tenant and Tenant may terminate this Lease by delivery of notice to Landlord within 30 days of receipt of Landlord's notice. If Landlord does not terminate this lease and if in Landlord's estimation the Premises can be restored within 90 days, then Landlord shall commence to restore the Premises in compliance with then existing laws and shall complete such restoration with due diligence. In such event, this Lease shall remain in full force and effect, but there shall be an abatement of rent between the date of destruction and the date of completion of restoration, based on the extent to which destruction interferes with Tenant's use of the Premises.

17.  CONDEMNATION.

     a. Obligations to be Governed by Lease. If during the-term of the Lease there is any taking of all or any part of the Premises or the Project, the rights and obligations of the parties shall be determined pursuant to this Lease.

     b. Total or Partial Taking. If the Premises are totally taken by condemnation, this Lease shall terminate on the date of taking. If any portion of the Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant's continued use of the Premises. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within 30 days after the nature and extent of the taking have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than 30 days nor later than 90 days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the date of taking if the date of taking falls on a date before the date of termination as designated by Tenant. If any portion of the Premises is taken by condemnation and this Lease remains in full force and effect, on the date of taking the rent shall be reduced by an amount in the same ratio as the total number of square feet in the Premises taken bears to the total number of square feet in the Premises immediately before the date of taking. Tenant will not because of such taking assert any claim against the Landlord or the taking authority for any compensation because of such taking, and Landlord will be entitled to receive the entire amount of any compensation or award without deduction for any estate of interest of Tenant, unless Landlord would not be entitled to such award and such award or part thereof does not diminish Landlord's award.

18. ASSIGNMENT OR SUBLEASE. Tenant shall not assign or encumber its interest in this Lease or the Premises or sublease all or any part of the Premises or allow any other person or entity (except Tenant's authorized representatives, employees, invitees, or guests) to occupy or use all or any part of the Premises without first obtaining Landlord's consent which Landlord may withhold in its sole discretion. Any assignment, encumbrance or sublease without Landlord's written consent shall be voidable and at Landlord's election, shall constitute a default. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any partner; or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other shall be deemed a voluntary assignment. If Tenant is a corporation, any dissolution, merger; consolidation or other reorganization of Tenant, or sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at least 25% of the value of the assets of Tenant shall be deemed a voluntary assignment. The phrase "controlling percentage" means ownership of and right to vote stock possessing at least 25% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for election of directors. This Section 18 shall not apply to corporations the stock of which is traded through an exchange or over the counter. All rent received by Tenant from its subtenants in excess of the rent payable by Tenant to Landlord under this Lease shall be paid to Landlord, or any sums to be paid by an assignee to Tenant in consideration of the assignment of this Lease shall be paid to Landlord. If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay to Landlord. whether or not consent is ultimately given, $100 or Landlord's reasonable attorneys' fees incurred in connection with such request. whichever is greater.

     No interest of Tenant in this Lease shall be assignable by involuntary assignment through operation of law (including without limitation the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (a) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is the bankrupt; or if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors; or (b) If a writ of attachment or execution is levied on this Lease; or (c) If in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

19. DEFAULT. The occurrence of any of the following shall constitute a default by Tenant. (a) A failure to pay rent or other charge when due and such default continues for a period of 5 (five) days after such default occurs;
     (b) Abandonment and vacation of the Premises (failure to occupy and operate the Premises for ten consecutive days shall be deemed an abandonment and vacation); or (c) Failure to perform any other provision of this Lease and such default continues for 15 (fifteen) days after such default occurs.

20. LANDLORD'S REMEDIES. Landlord shall have the following remedies if Tenant is in default. (These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law): Landlord may terminate Tenant's right to possession of the Premises at any time. Tenant hereby grants Landlord full and free right, whether by changing or picking of locks if necessary, to enter and repossess the Premises, with or without process of law. Tenant releases Landlord of any liability for any damage resulting therefrom and waives any right to claim damage for such re-entry. Tenant also agrees that Landlord has not waived or relinquished any other right given to it hereunder or by operation of law. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Upon termination of Tenant's right to possession, Landlord has the right to recover from Tenant: (1) The worth of the unpaid rent that had been earned at the time of

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     termination of Tenant's right to possession; (2) The worth of the amount of the unpaid rent that would have been earned after the date of termination of Tenant's right to possession; (3) Any other amount, including court, attorney and collection costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default. "The Worth," as used for
     Item 20(1) in this Paragraph 20 is to be computed by allowing interest at the maximum rate an individual is permitted to charge by law or 12%, whichever is greater. "The worth at the time of the award" as used for Item 20(2) in this Paragraph 20 is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination of Tenant's right of possession.

21. ENTRY ON PREMISES. Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times for any of the following purposes: (a) To determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) To do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform; (c) To post "for sale" signs at any time during the term, to post "for rent" or "for lease" signs during the last 90 days of the term, or during any period while Tenant is in default; (d) To show the Premises to prospective brokers, agents, buyers, tenants or persons interested in leasing or purchasing the Premises, at any time during the term; or (e) To repair, maintain or improve the Project and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry onto the Premises as provided in this Section 21. Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this Section 21. Landlord shall conduct his activities on the Premises as provided herein in a manner that will cause the least inconvenience, annoyance or disturbance to Tenant. For each of these purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without prior written consent of Landlord. If Landlord gives its consent, Tenant shall furnish Landlord with a key for any such lock.

22. SUBORDINATION. Once Tenant has received written notice identifying the name and address of any lender (a "Lender") holding a mortgage or deed of trust (a "Mortgage") on the property of which these premises form a part ( the "Property"), Tenant agrees to notify such Lender by certified mail, return receipt requested, with postage prepaid, of any default on the part of Landlord under this Lease, and Tenant further agrees that, notwithstanding any provisions of this Lease no cancellation or termination of this Lease and no abatement or reduction of the rent payable hereunder shall be effective unless the Lender has received notice of the same and has failed within thirty (30) days after the time when it shall have become entitled under the Mortgage to remedy the same, to commence cure such default and thereafter diligently prosecute such cure to completion, provided that such period may be extended, if the Lender needs to obtain possession of the Property to cure such default, to allow the Lender to obtain possession of the Property provided the Lender commences judicial or non-judicial proceedings to obtain possession within such period and thereafter diligently prosecutes such efforts and cure to completion. It is understood that the Lender shall have the right, but not the obligation, to cure any default on the part of the Landlord.

     Tenant agrees that if a lender shall succeed to the interest of Landlord under this Lease, neither the Lender nor its successors or assigns shall be: liable for any prior act or omission of Landlord; subject to any claims, offsets, credits or defenses which Tenant might have against any prior landlord (including Landlord); or bound by any assignment (except as otherwise expressly permitted hereunder); surrender, release, waiver, amendment or modification of the Lease made without such Lender's prior written consent; or obligated to make any payment to Tenant or liable for refund of all or any part of any security deposit or other prepaid charge to Tenant held by Landlord for any purpose unless the Lender shall have come into exclusive possession of such deposit or charge. In addition, if a Lender shall succeed to the interest of Landlord under this Lease, the Lender shall have no obligation, nor incur any liability, beyond its then equity interest, if any, in the Property.

     In the event that a Lender (or any person or entity to whom the Mortgage may subsequently be assigned) notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under this Lease to the Lender, Tenant shall honor such demand without inquiry and pay its rent and all other sums due under this Lease directly to the Lender or as otherwise required pursuant to such notice and shall not thereby incur any obligation or liability to Landlord.

     Tenant agrees and acknowledges that this Lease is subordinate to the lien of any Mortgage, and in the event a Lender succeeds to the interest of Landlord under this Lease, then, at the Lender's election (A) Tenant shall be bound to the Lender under all of the terms, covenants and conditions of this Lease for the remaining balance of term hereof, with the same force and effect as it the Lender were the lessor hereunder, and Tenant does hereby agree to attorn to the Lender as its lessor without requiring the execution of any further instruments immediately upon the Lender succeeding to the interest of Landlord under this Lease; provided, however, that Tenant agrees to execute and deliver to the Lender any instrument reasonably requested by it to evidence such attornment; and (B) subject to the observance and performance by Tenant of all the terms, covenants and conditions of this Lease on the part of Tenant to be observed and performed, the Lender shall recognize the leasehold estate of Tenant under all of the terms and conditions of this Lease for the remaining balance of the term with the same force and effect as if the Lender were the lessor under the Lease.

     Tenant agrees, at any time and from time to time, as requested by Landlord or any Lender, upon not less than ten (10) days prior notice, to execute and deliver without cost or expense to the Landlord or such Lender an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which all fixed or base rent and any additional rent have been paid, and stating whether or not, to the best knowledge of this Lease, and, if so, specifying each such default of which Tenant may have knowledge, it being intended that any such statement delivered pursuant thereto may be relied upon any other person with whom Landlord or such Lender may be dealing.

23. NOTICE. Any notice, demand, request, consent, approval or communication desired by either party or required to be given, shall be in writing and served either personally or sent by prepaid certified first class mail, addressed as set forth in Section 1. Either party may change its address by notification to the other party. Notice shall be deemed to be communicated 48 hours from the time of mailing, or from the time of service as provided in this Section 23.

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24.  WAIVER. No delay or omission in the exercise of any right or remedy by
     Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

25. SURRENDER OF PREMISES; HOLDING OVER. Upon expiration of the term, Tenant shall surrender to Landlord the Premises and all Tenant improvements and alterations in good condition, except for ordinary wear and tear and alterations Tenant has the right or is obligated to remove under the provisions of Section 13 herein. Tenant shall remove all personal property including, without limitation, all wallpaper; paneling and other decorative improvements or fixtures and shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property before the expiration of the term, including for example, restoring all wall surfaces to their condition prior to the commencement of this Lease. Landlord can elect to retain or dispose of in any manner Tenant's personal property not removed from the Premises by Tenant prior to the expiration of the term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's costs for storage, removal or disposal of Tenant's personal property.

     If Tenant, with Landlord's consent, remains in possession of the Premises after expiration or termination of the term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on written 30-day notice at any time, by either party. All provisions of this Lease, except those pertaining to term and rent, shall apply to the month-to-month tenancy. Tenant shall pay monthly rent in an amount equal to 150% of Rent for the last full calendar month during the regular term plus 100% of said last month's estimate of Tenant's share of Expenses pursuant to Section 4.c3.

26. LANDLORD'S LIEN/STORAGE. As security for payment of rent, damages and all other payments required to be made by this Lease, Tenant hereby grants to Landlord a lien upon all property of Tenant now or subsequently located upon the leased Premises. If Tenant abandons or vacates any substantial portion of the Lease Premises or is in default in the payment of any rent or additional rent, damages or other payments required to be made by this Lease or is in default of any other provision of this Lease, Landlord may enter upon the leased premises, whether by changing or picking locks, and take possession pursuant to this Lease of all or any part of the personal property, and may sell all or any part of the personal property at a public or private sale, in one or successive sales to the highest bidder all of Tenant's title and interest in the personal property sold to him.

     Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within 30 days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

27. RULES AND REGULATIONS. Tenant will faithfully observe and comply with the Rules and Regulations printed on or attached to this Lease and Landlord reserves the right to modify and amend them as it deems necessary. Landlord will not be responsible to Tenant for the nonperformance by any other lessee or occupant of the Project of any of said Rules and Regulations.

     Violation of any such Rules and Regulations shall be deemed a material breach of this Lease by Tenant.

28. PROJECT PLAN. In the event Landlord requires the Premises for use in conjunction with another suite or for other reasons connected with the Project planning program, Landlord, upon notifying Tenant in writing, shall have the right to move Tenant to space in the Project of which the Premises forms a part, at Landlord's sole cost and expense (excluding private telephone systems which Tenant must bear the cost of moving and installing), and the terms and conditions of the original Lease will remain in full force and effect excepting that the Premises will now be in a new location. However, if the new space does not meet with Tenant's approval, Tenant will have the right to cancel this Lease upon giving Landlord thirty
     (30) days' notice within ten (10) days of receipt of Landlord's notification. Should Tenant elect to cancel the Lease as provided in this paragraph, the effective expiration date will equal the projected move-in date of the suite Landlord wishes Tenant to move to as indicated in Landlord's written notification to Tenant.

29. FORCE MAJEURE. Landlord will have no liability to Tenant, nor will Tenant have any right to terminate this Lease or abate Monthly Rent or Additional Rent or assert a claim of partial or total actual or constructive eviction, because of Landlord's failure to perform any of its obligations in the Lease if the failure is due in part or in full to reasons beyond Landlord's reasonable control, including without limitation, strikes, or other labor difficulties, inability to obtain necessary governmental permits and approvals, war, riot, mandatory or prohibitive injunction issued in connection with the, civil insurrection, accidents, acts of God, and governmental preemption in connection with a national emergency (collectively referred to as "Force Majeure"). If Landlord fails to perform its obligations because of any reasons beyond Landlord's reasonable control (including those enumerated above), the period for Tenant's performance will be extended day for day for the duration of the cause of Landlord's failure, except for Tenant's obligation to pay Rent as required under the Lease.

30. SECURITY MEASURES. Tenant hereby acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of the Premises, Project and Property and all real and all personal property that it, its agents, and/or its invitees may use, from the acts of third parties.

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31.  PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and shall survive the right on the part of said party to initiate suit or other action for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

32. LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Tenant agrees that, in the event of any actual or alleged failure, breach or default of this Lease by Landlord, if Landlord is a partnership:

     a. The sole and exclusive remedy shall be against the partnership and its partnership assets;

     b. No partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

     c. No service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

     d. No partner of Landlord shall be required to answer or otherwise plead to any service or process;

     e.   No judgment may be taken against any partner of Landlord;

     f. Any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;

     g. No writ of execution will ever be levied against the assets of any partner of Landlord;

     h. These covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

          Tenant agrees that each of the foregoing provisions shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

33.  MISCELLANEOUS PROVISIONS.

     a. Time of Essence. Time is of the essence of each provision of this Lease.

     b. Successor. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Section 18 herein.

     c. Landlord's Consent. Any consent required by Landlord under this Lease must be granted in writing and may be withheld by Landlord in its sole and absolute discretion.

     d. Commissions. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker identified in Section 1, who shall be compensated by Landlord.

     e. Other Charges. If Landlord becomes a party to any litigation concerning this Lease, the Premises or the Project, by reason of any act or omission of Tenant or Tenant's authorized representatives, Tenant shall be liable to Landlord for reasonable attorneys' fees and court costs incurred by Landlord in the litigation whether or not such litigation leads to actual court action. Should the court render a decision which is thereafter appealed by any party thereto, Tenant shall be liable to Landlord for reasonable attorneys' fees and court costs incurred by Landlord in connection with such appeal.

          If either party commences any litigation against the other party or files an appeal of a decision arising out of or in connection with this Lease, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and costs of suit. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency and attorneys' fees charged to Landlord in addition to rent, late charges, interest and other sums payable under this Lease. Tenant shall pay a charge of $75 to Landlord for preparation of a demand for delinquent rent.

     f. Authority. If either party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Tenant is a corporation, trust or partnership, Tenant shall, within thirty
          (30) days after request by Landlord, deliver to Landlord evidence satisfactory to Landlord of such authority.

     g. Offer. Any preparation of this document by Landlord or Landlord's agent and submission of same to Tenant shall not be deemed to be a proposal, offer or contract to lease to Tenant. This document cannot be unilaterally accepted by Tenant and thereby made binding upon Landlord. This document is not binding on any party and has no force or effect until executed by all parties hereto.

     h. Landlord's Successors. In the event of a sale or conveyance by Landlord of the Project, the same shall operate to release Landlord from any liability under this Lease, and in such event Landlord's successor in interest shall be solely responsible for all obligations of Landlord under this lease.

     i. Interpretation. This Lease shall be construed and interpreted in accordance with the laws of the state in which the premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications as may be executed in writing by the parties from time to time. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. "Party" shall mean Landlord or Tenant. If more than one person or entity constitutes Landlord or Tenant, the obligations imposed upon that party shall be joint and several. The enforceability, invalidity, or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

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Landlord: EAGLE-DFW CORPORATE PARK, L.P   Tenant: HENRY BROS. ELECTRONICS,
                                                  INC., a New Jersey Corporation

    BY: Eagle-DFW, Inc., it's General
        Partner


    By: /s/ Michael A. Hershman           By: /s/ Louis Massad
       ------------------------------        -----------------------------------
            Michael A. Hershman                     Louis Massad
    Title:  President                        Title: CFO

    Date:   6/27/00                          Date:   6/22/00
         ----------------------------        -----------------------------------

34.  RELOCATION CONTINGENCY

     The attached Lease Agreement shall be contingent upon the agreement of the existing occupant at 2100 N. Hwy 360, Suite 2100B, Grand Prairie, Tx 75050, Clima Air Conditioning Systems, Inc. to relocate to comparable space within the Property. In the event Clima Air Conditioning Systems, Inc. is not willing to relocate, this Lease Agreement shall be null and void and Tenant shall revert back to the terms and conditions of their original Lease Agreement dated January 29th, 1998.




            THE REST OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.









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                                  EXHIBIT "A"





                        Suites 2100A/2100B, 2101, & 2102
                                Approx. 4200 rsf




                                  [FLOOR PLAN]



                                                        ------------------------
                                                                 LANDLORD

                                  EXHIBIT "B"

                               DFW CORPORATE PARK
                                2100 N. HWY 360
                           GRAND PRAIRIE, TEXAS 75050


The description of Tract 1, a 16,181 acre tract of land out of the unplatted G.S.C. Development Corporation Properties in the City of Grand Prairie, Tarrant County, Texas, being situated in the J. Brown Survey, Abstract No. 110 and the
J. Goodwin Survey, Abstract No. 589, and being more particularly described as follows:

COMMENCING at the north line of Carrier Parkway (100 foot R.O.W.) and the west line of Lead Tract No. 1 (50 foot R.O.W.);

THENCE West along the north line of said Carrier Parkway for a distance of
500.00 feet to a 1/2 inch iron rod, being the POINT OF BEGINNING; said point also being the southwest corner of an 11.40 acre tract of land as recorded in Volume 6277, Page 364, Deed Records of Tarrant County, Texas.

THENCE continuing West along the north line of said Carrier Parkway for a distance of 707.95 feet to a 1 inch iron rod for corner;

THENCE North 33 degrees, 14 feet 00 minutes West for a distance of 126.46 feet to a 3/4 inch iron rod for corner, said point being the east line of State Highway 360 (R.O.W.);

THENCE North 10 degrees, 57 feet 00 minutes East along the east line of said State Highway 360 for a distance of 747.96 feet to a 3/4 inch iron rod;

THENCE North 12 degrees, 23 feet 00 minutes East a distance of 95.45 feet to a 3/4 inch iron rod;

THENCE North 13 degrees, 50 feet 33 minutes East continuing along the cast line of said State Highway 360 for a distance of 76.71 feet to a 1/2 inch iron rod for corner;

THENCE East for a distance of 607.03 feet to a 1/2 inch iron rod for corner; said point also being the northwest corner of said 11.48 acre tract;

THENCE South along the west line of said 11.48 acre tract for a distance of 1000.00 feet to the POINT OF BEGINNING.

CONTAINING 704,860.47 square feet of 16.181 acres of land.


                                     [MAP]







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                                  EXHIBIT "C"
                                 SIGN CRITERIA


1.   Sign Criteria

     This criteria establishes the uniform policies for all Tenant sign identification within Corporate Park. This criteria has been established for the purpose of maintaining the overall appearance of the park. Conformance will be strictly enforced. Any sign installed that does not conform to the criteria will be brought into conformity at the expense of the Tenant.

     A.   General Requirements

          1. A drawing of the size and shape of the approved signage is shown below. Lettering and installation shall be paid for by the Tenant.

          2. Landlord shall approve all copy and/or logo design prior to the installation of the sign.

          3. Landlord shall direct the placement of all Tenant signs and the method of attachment to the building.

          4. Tenant shall be responsible for the fulfillment of all requirements for this criteria.

     B.   General Specifications

          1.   The sign's dimensions shall be 18' high by 60' long.

          2. Tenant shall be allowed one sign of the nature described in B-1 for each Pull module leased.

          3. All sign lettering shall be no larger than 3 1/2" and will be white in color (No other color shall be allowed without Landlord's consent.) Use of the Tenant's individual company logo or insignia on any sign visible to public view shall be at the sole discretion of the Landlord and authorization must be obtained in writing.

          4.   No electrical or audible signs will be allowed.

          5. Upon removal of any sign, any damage to the building will be repaired by Tenant.

          6. Except as provided herein, no advertising placards, banners, pennants, names, insignias, trademarks, or other descriptive material shall be affixed or maintained upon any automated machine, glass panes of the building landscaped areas, streets or parking areas.


                                 [SIGN DIAGRAM]


*Signage to remain after Tenant moveout.

                            $125.00 (non-logo)
Lessee shall pay the sum of ------------------ in total payment for sign
identification.             $200.00 (logo)






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                                  EXHIBIT "D"
                               DFW CORPORATE PARK
                             RULES AND REGULATIONS


1) SIGNS/WINDOWS. All Tenant identification signs shall be provided at the expense of Tenant. No sign, placard, picture, advertisement, name or notice shall be attached to any part of the outside of any building and if so placed, Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice at Tenant's expense. Tenant shall not place nor allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the leased premises, nor conflict with the above. Landlord will provide a standard drape, blind or window covering that shall not be altered or removed by Tenant. Tenant is responsible to keep windows washed, inside and/or out. No awning or shade shall be affixed or installed over or in the windows or the exterior of the premises.

2) COMMON AREA/ROOF: The sidewalks, entrances and exits, hall passages and stairways, in any, shall not be obstructed or used by Tenant for any purpose other than for ingress and egress. The hall passages, exits, entrances, stairways and roofs are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access, thereto, by all persons whose presence, in the judgement of the Landlord, shall be prejudicial to the safety, character, reputation and interests of the premises and tenant, provided that nothing herein contained shall be constructed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. Neither Tenant nor employees or invitees of Tenant shall go upon the roof of any building.

3) ADVERTISING: Tenant shall not use the name of the building in connection with or in promoting or advertising the business of Tenant except as to Tenant's address. Landlord shall have the right to prohibit the use of the name of the projects or other publicity by Tenant which in Landlord's opinion tends to impair the reputation of the project or its desirability for the other Tenants. Tenants will refrain from or discontinue such publicity upon notification by Landlord.

4) LOCKS: No additional locks or bolts shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in exiting locks or the mechanisms thereof. Tenant must upon the termination of Tenant's tenancy, return to Landlord all keys either furnished to or otherwise procured by Tenant. In the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

5) SOLICITATIONS: Tenant shall not disturb, solicit or canvass any occupant of the project and shall cooperate to prevent the same.


6) USE OF PREMISES: The leased premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purpose or for any purpose that will damage the premises or the reputation thereof or for any purpose other than that specified in the lease covering the premises.

7) PARKING: The parking areas within the office park complex shall be used solely for the parking of passenger vehiclcs during normal office hours. The parking of trucks, trailers, recreational vehicles and campers is specifically prohibited. No vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformation with all signs and other markings. No parking is permitted on public streets adjacent to the complex.

8) NUISANCES: Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the premises, or permit or suffer, the premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the building by reason of noise, odors and/or vibrations, or interfere in any way with other Tenants or those having business therein nor shall any animals or birds be brought in or kept in or about the premises of the project. Tenant shall maintain the leased premises free from mice, bugs, and ants attracted by food, water or storage materials. Landlord is responsible for maintaining the outside areas.

9) DANGEROUS ARTICLES: Tenant shall not use or keep on the premises of the complex any kerosene, gasoline or inflammable or combustible fluid or material, or any article deemed extra hazardous on account of fire or other dangerous properties or use any other method of heating or air conditioning other than supplied by Landlord.

10) IMPROPER CONDUCT: Landlord reserves the right to exclude or expel from the complex any person who in the judgment of the Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the said project.

11) WIRING: No electric wires, or any other electrical apparatus, or additional electrical outlets shall be installed except with written request to and written approval from Landlord. Any installation of above wiring shall be removed by Landlord at Tenant's expense. Landlord reserves the right to enter upon the leased premises for the purpose if installing additional electrical wiring and other utilities for the benefit of the Tennant or adjoining tenant. Landlord will direct electricians as to where and how telephones and telegraph wires are to be introduced. The location of telephones, call boxes and other equipment affixed to the premies shall be subject to the approval of Landlord.

12)  AUCTION: No auction, public or private, will be permitted.

13) EXTERIOR: Tenant shall not place any improvement or movable objects including antennae, outside furniture, etc. the parking areas, landscaped area or other areas outside the teased premises, or on the roof of any building.

14) SECURITY PRECAUTIONS: All entrance doors in the complex shall be closed and securely locked when the premises arc not in use and all doors opening to public corridors'shall be kept closed except for normal ingress and egress. Tenant must observe strict care and caution that all water faucets or any other apparatus is shut off before Tenant or Tenant's employees leave the premises and that all electricity, gas; etc. shall likewise be carefully shut off so as to prevent waste or damage.

15) KESTROOM FACILITIES: The washrooms and restrooms and appurtenances thereto shall not be used for any other use than those for which they were constructed. No sweeping, rubbish, rags or other foreign substances shall be thrown or placed therein. No person' shall waste water by interfering or tampering with the faucets. Any damage resulting in soiled washrooms or restrooms or appurtenances shall be paid for by the Tenant who, or whose agents, guests, or employees, shall cause such damage.

16) DAMAGE: Walls, floors and ceilings shall not be defaced in any way and no one shall be permitted to mark, nail, screw, or drill into surfaces, paint or in any way mar the building surface. Pictures, certificates, licenses and similar items normally used in Tenant's premises may be carefully attached to the walls by Tenant in a manner to be prescribed by Landlord. Upon removal of such items by Tenant, any damage to the walls or other surfaces shall be repaired by Tenant.

17) FURNITURE, SAFES/MOVING: Furniture, freight, equipment, safes or other bulky articles shall be moved into or out of the complex only in the manner and at such times as Landlord may direct. Tenant shall not overload the floor of the premiscs or in any way deface the premises or any part thereof. Landlord shall in all cases have the right to determined or limit the weight, size and position of all safes and other heavy equipment. Landlord will not be responsible for loss or damage to any safe or other property of Tenant from any cause. All damage done to the building or complex by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

18) JANITORIAL SERVICE: Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to tenant for any loss of property on the premises, however occurring or for any damage done to the effect of Tennant by the Janitor, of any other employee, or any other person.

19) REQUIREMENTS OF TENANT: Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord. Tenant shall give Landlord prompt notice of any defects in the water, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment.


20) RULES AND REGULATIONS: Rules may be modified, amended or supplemented at any time by Landlord upon written notice to Tenant.







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                                  EXHIBIT "E"

A. AGREEMENT

A.1 Landlord and Tenant agree to the construction of improvements in the Premises according to the terms and conditions of the Lease, Exhibit "A", and this EXHIBIT "E".

A.2 Landlord will provide Tenant with final detailed plans and specifications of all proposed improvements on or before N/A

A.3 Tenant will return to Landlord a copy of said final detailed plans and specifications EXHIBIT "A" approved by Tenant on or before N/A

A.4 Any changes, required by Tenant to final plans and specifications previously approved by both Landlord and Tenant, shall be approved by Landlord at its sole discretion.

A.5 Landlord will complete all final proposed improvements to the best of its ability on or before October 1st, 2000.

B. TENANT PAID IMPROVEMENTS

B.1 Tenant at its sole cost and expense will pay for the following improvements:

         All improvement costs over and above $3,200.00 TI Allowance.

C. LANDLORD PAID IMPROVEMENTS

C.I  Landlord shall do the following improvements only:

     Landlord shall fund an improvement allowance not to exceed $3,200.00 to be used towards connecting Suite 2100B to existing suite, painting, and/or carpet replacement. Tenant shall pay for all costs over and above $3,200.00.

     Tenant shall not be responsible for relocation costs in connection with Suite 2100B,

            END OF IMPROVEMENTS